UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

OWL ROCK CAPITAL CORPORATION III

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01345	84-4493477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of Material Definitive Agreement.

On June 22, 2022, Owl Rock Capital Corporation III, a Maryland corporation (the “Company”) and Owl Rock Feeder FIC BDC III LLC, a Delaware limited liability company (the “Lender”), an affiliate of Owl Rock Diversified Advisers, LLC (the “Adviser”), entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the Loan Agreement, dated September 13, 2021 (as amended from time to time, the “Loan Agreement”), between the Company and the Lender was terminated.

Pursuant to the Loan Agreement, through February 27, 2023, the Lender agreed to lend to the Company the principal sum of up to $150 million pursuant to a revolving promissory note (the “Promissory Notes”).

The interest rate on amounts borrowed pursuant to the Promissory Notes, prior to February 23, 2022, was based on the lesser of the rate of interest for an ABR Loan or a Eurodollar Loan under the credit agreement dated as of April 15, 2021, as amended or supplemented from time to time, by and among Owl Rock Capital Advisors LLC, an affiliate of the Adviser, as borrower, the several lenders from time to time party thereto, MUFG Union Bank, N.A., as Collateral Agent and MUFG Bank, Ltd., as Administrative Agent. The interest rate on amounts borrowed pursuant to the Promissory Notes after February 23, 2022 was based on the lesser of the rate of interest for a SOFR Loan or an ABR Loan under the Credit Agreement dated as of December 7, 2021, as amended or supplemented from time to time, by and among Blue Owl Finance LLC, as Borrower, Blue Owl Capital Holdings LP and Blue Owl Capital Carry LP as Parent Guarantors, the Subsidiary Guarantors party thereto, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Sumitomo Mitsui Banking Corporation, as Co-Documentation Agents and MUFG Bank, Ltd., as Administrative Agent.

The unpaid principal balance of the Promissory Notes and accrued interest thereon was payable by the Company from time to time at the discretion of the Company but immediately due and payable upon 120 days written notice by the Lender, and in any event due and payable in full no later than February 28, 2023.

Upon execution of the Termination Agreement there were no amounts outstanding pursuant to the Loan Agreement or the Promissory Notes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Termination Agreement, dated June 22, 2022, between Owl Rock Capital Corporation III and Owl Rock Feeder FIC BDC III LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Owl Rock Capital Corporation III

Date: June 27, 2022	By:	/s/ Bryan Cole
Name: Bryan Cole
Title: Chief Financial Officer and Chief Operating Officer